Exhibit 99.1

MAXIMUS Reports Fiscal 2011 Third Quarter Results
- Company Delivers Record Revenue and Adjusted EPS, Raises Fiscal 2011 Outlook -

RESTON, Va.--(BUSINESS WIRE)--August 4, 2011--MAXIMUS (NYSE: MMS), a leading provider of government services worldwide, today reported financial results for its fiscal third quarter ended June 30, 2011.

Key highlights include:

●	Third quarter revenue grew 13% to a record $238.3 million compared to the same period last year.

●	Adjusted diluted earnings per share from continuing operations for the third quarter increased 22% to a record level of $0.56 compared to adjusted diluted EPS of $0.46 in the prior-year period.

●	Cash and cash equivalents totaled $204.0 million at June 30, 2011, while share repurchases totaled $9.4 million during the quarter.

●	Year-to-date signed awards were $1.4 billion at August 2, 2011.

●	The Company completed a two-for-one stock split effective June 30, 2011 and in May announced a 20% increase to its quarterly cash dividend payable on August 31, 2011.

Revenue for the fiscal 2011 third quarter increased 13% (8% on a constant currency basis) to $238.3 million compared to $211.5 million reported for the same period last year. Income from continuing operations, net of taxes, increased 24% to $20.0 million for the third quarter compared to $16.1 million last year. For the third quarter, adjusted diluted earnings per share from continuing operations increased 22% to $0.56 compared to $0.46 for the same period last year. All numbers reflect the recent two-for-one stock split.

Revenue and profit growth were driven principally by strong operational performance in both segments from new work and expansion of existing contracts, which resulted in an operating margin of 13.1%, excluding legal and settlement expense. Results in the quarter exceeded expectations and benefitted from strong performance in Australia, the acceleration of revenue and profit in the United Kingdom, and favorable currency rates in the quarter.

“Record results for the third quarter demonstrate our solid execution and continued strong performance, which positions us well for fiscal 2012,” commented Richard A. Montoni, Chief Executive Officer of MAXIMUS. “In June, we successfully launched operations in the United Kingdom for the new Work Programme and operations are trending as expected. We are also actively marketing and responding to the increase in activities under the Affordable Care Act, as states are working to solidify their plans for Medicaid expansion and health insurance exchanges.”

Health Services Segment

Health Services Segment revenue for the third quarter of fiscal 2011 increased 11% to $141.8 million compared to $127.3 million in the same period last year, driven by new work and expansion of existing contracts. Operating income for the third quarter increased 10% to $15.9 million compared to $14.5 million for the same period last year. Segment operating margin for the third quarter was 11.2%.

Human Services Segment

Human Services Segment revenue for the fiscal 2011 third quarter increased 15% (4% on a constant currency basis) to $96.5 million compared to $84.2 million in the prior-year period. Revenue growth was driven by the Company’s international welfare-to-work business in Australia and the United Kingdom. Operating income for the third quarter increased 40% to $14.9 million compared to $10.7 million for the same period last year. Segment operating margin for the third quarter was 15.4%.

New Sales and Pipeline

At August 2, 2011 fiscal year-to-date signed contract wins totaled $1.4 billion compared to $379 million reported last year. New contracts pending (awarded but unsigned) totaled $338 million compared to $916 million last year. Sales opportunities (pipeline) at August 2, 2011 totaled $1.8 billion (consisting of $378 million in proposals pending, $39 million in proposals in preparation and $1.4 billion in proposals tracking) compared to $1.8 billion the prior year.

Balance Sheet and Cash Flows

Cash and cash equivalents totaled $204.0 million at June 30, 2011. For the fiscal 2011 third quarter, cash provided by operating activities from continuing operations totaled $34.1 million with free cash flow of $27.8 million. The Company defines free cash flow as cash provided by operating activities from continuing operations less property, equipment and capitalized software.

Days Sales Outstanding (DSO) from continuing operations were favorable at 54 days and driven by the timing of collections.

On May 31, 2011, MAXIMUS paid a quarterly cash dividend of $2.6 million, which reflected the 25% dividend increase declared in January. During the third quarter, the Company completed a two-for-one stock split effective June 30, 2011 and announced another 20% increase to its quarterly cash dividend. The cash dividend of $0.09 is payable on August 31, 2011 to shareholders of record on August 15, 2011.

During the fiscal 2011 third quarter, the Company purchased 238,600 shares of MAXIMUS common stock for $9.4 million under the Board-authorized share repurchase program. At June 30, 2011, the Company had $115.4 million available under the program for future repurchases. MAXIMUS remains committed to this program and since 2008, has repurchased 12.4 million shares of common stock for $246.8 million through August 2, 2011.

Outlook

The Company is raising its fiscal 2011 revenue and earnings guidance as a result of strong performance in the third quarter. MAXIMUS now expects revenue from continuing operations in the range of $925 million to $935 million and adjusted diluted earnings per share from continuing operations in the range of $2.15 to $2.20.

Mr. Montoni concluded, “Our favorable performance in the quarter, in addition to our fourth quarter outlook, has led us to increase our full-year guidance and demonstrates our commitment to profitable growth and delivering long-term shareholder value. Additionally, we completed a two-for-one stock split and announced an additional 20% increase to our quarterly cash dividend, which underscores the confidence we have in our future. With a healthy balance sheet and strong cash flows, we are well positioned to fund our future growth while providing cash returns to shareholders."

Website Presentation, Conference Call and Webcast Information

MAXIMUS will host a conference call this morning, August 4, 2011, at 9:00 a.m. (ET). The call is open to the public and can be accessed under the Investor Relations page of the Company’s website at www.maximus.com or by calling:

877.407.8289 (Domestic)/201.689.8341 (International)

For those unable to listen to the live call, a replay will be available through August 11, 2011. Callers can access the replay by calling:

877.660.6853 (Domestic)/201.612.7415 (International)

Replay account number: 316

Replay conference ID number: 376023

About MAXIMUS

MAXIMUS is a leading provider of government services worldwide and is devoted to providing health and human services program management and consulting services to its clients. The Company has more than 6,500 employees located in more than 220 offices in the United States, Canada, Australia and the United Kingdom. Additionally, MAXIMUS is included in the Russell 2000 Index and the S&P SmallCap 600 Index.

Statements that are not historical facts, including statements about the Company's confidence and strategies and the Company's expectations about revenues, results of operations, profitability, future contracts, market opportunities, market demand or acceptance of the Company's products are forward-looking statements that involve risks and uncertainties. These uncertainties could cause the Company's actual results to differ materially from those indicated by such forward-looking statements and include reliance on government clients; risks associated with government contracting; risks involved in managing government projects; legislative changes and political developments; opposition from government unions; challenges resulting from growth; adverse publicity; and legal, economic, and other risks detailed in Exhibit 99.1 to the Company's most recent Quarterly Report filed with the Securities and Exchange Commission, found on www.maximus.com.

MAXIMUS, Inc.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	June 30,	September 30,
	2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$204,016	$155,321
Restricted cash	5,097	4,182
Accounts receivable — billed, net of reserves of $3,792 and $1,845	125,747	136,260
Accounts receivable — unbilled	16,394	17,245
Income taxes receivable	19,127	4,149
Deferred income taxes	17,301	13,290
Prepaid expenses and other current assets	24,223	25,702
Total current assets	411,905	356,149

Property and equipment, net	50,426	48,873
Capitalized software, net	27,589	24,715
Goodwill	73,252	71,251
Intangible assets, net	6,409	7,778
Deferred contract costs, net	8,617	6,708
Deferred income taxes	676	1,844
Deferred compensation plan assets	9,171	8,317
Other assets, net	2,022	2,106
Total assets	$590,067	$527,741

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$61,552	$49,200
Accrued compensation and benefits	41,134	40,807
Deferred revenue	45,109	58,070
Acquisition-related contingent consideration	2,969	923
Income taxes payable	9,420	7,120
Other accrued liabilities	6,100	7,934
Liabilities of discontinued operations	—	634
Total current liabilities	166,284	164,688
Deferred revenue, less current portion	4,494	4,083
Long-term debt	1,794	1,411
Acquisition-related contingent consideration, less current portion	406	2,138
Income taxes payable, less current portion	1,784	1,793
Deferred income tax liability	7,824	4,946
Deferred compensation plan liabilities	11,507	9,893
Total liabilities	194,093	188,952

Shareholders’ equity:
Common stock, no par value	374,267	352,696
Treasury stock, at cost; 21,140,926 and 20,627,168 shares at June 30, 2011 and September 30, 2010, respectively	(377,247)	(359,366)
Accumulated other comprehensive income	23,154	14,530
Retained earnings	375,800	330,929
Total shareholders’ equity	395,974	338,789
Total liabilities and shareholders’ equity	$590,067	$527,741

MAXIMUS, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months		Nine Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Revenue	$238,296	$211,527	$679,526	$619,233
Cost of revenue	171,897	154,514	494,102	459,494
Gross profit	66,399	57,013	185,424	159,739
Selling, general and administrative expenses	35,259	31,658	97,498	87,874
Legal and settlement expense (recovery), net	361	—	361	(5,351)
Operating income from continuing operations	30,779	25,355	87,565	77,216
Interest and other income, net	961	442	2,371	727
Income from continuing operations before income taxes	31,740	25,797	89,936	77,943
Provision for income taxes	11,780	9,672	33,351	29,227
Income from continuing operations	19,960	16,125	56,585	48,716

Discontinued operations, net of income taxes:
Income (loss) from discontinued operations	(65)	1,200	(330)	(20)
Loss on disposal	(3)	—	(662)	—
Income (loss) from discontinued operations	(68)	1,200	(992)	(20)

Net income	$19,892	$17,325	$55,593	$48,696

Basic earnings (loss) per share:
Income from continuing operations	$0.58	$0.46	$1.64	$1.39
Income (loss) from discontinued operations	(0.01)	0.04	(0.03)	—
Basic earnings per share	$0.57	$0.50	$1.61	$1.39

Diluted earnings (loss) per share:
Income from continuing operations	$0.56	$0.45	$1.59	$1.35
Income (loss) from discontinued operations	—	0.03	(0.03)	—
Diluted earnings per share	$0.56	$0.48	$1.56	$1.35

Dividends paid per share	$0.075	$0.06	$0.21	$0.18
Dividends declared per share	$0.165	$0.06	$0.30	$0.18

Weighted average shares outstanding:
Basic	34,708	34,847	34,496	34,952
Diluted	35,803	36,008	35,612	36,030

MAXIMUS, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months		Nine Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Cash flows from operating activities:
Net income	$19,892	$17,325	$55,593	$48,696
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations	68	(1,200)	992	20
Depreciation and amortization	5,696	4,630	16,479	13,648
Deferred income taxes	(774)	(1,126)	372	(1,281)
Deferred interest income on note receivable	—	84	—	263
Non-cash equity based compensation	2,441	2,030	6,936	5,983
Change in assets and liabilities:
Accounts receivable — billed	12,483	6,118	10,887	10,895
Accounts receivable — unbilled	(1,162)	1,891	859	(2,539)
Prepaid expenses and other current assets	220	(1,590)	1,889	(2,004)
Deferred contract costs	(620)	392	(1,849)	1,358
Accounts payable	(4,827)	6,762	7,460	8,568
Accrued compensation and benefits	6,061	3,844	(506)	6,761
Deferred revenue	(2,679)	8,423	(13,975)	22,549
Income taxes	(2,883)	5,751	(13,217)	9,519
Other assets and liabilities	183	(3,745)	(1,435)	(2,087)
Cash provided by continuing operations	34,099	49,589	70,485	120,349
Cash used in discontinued operations	(135)	(1,147)	(1,086)	(2,152)
Cash provided by operating activities	33,964	48,442	69,399	118,197

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	—	—	—	(10,673)
Purchases of property and equipment	(4,499)	(4,352)	(10,963)	(10,383)
Capitalized software costs	(1,821)	(1,982)	(5,693)	(6,307)
Proceeds from note receivable	65	83	65	473
Cash used in investing activities — continuing ops	(6,255)	(6,251)	(16,591)	(26,890)

Cash flows from financing activities:
Employee stock transactions	1,037	1,064	9,050	2,679
Repurchases of common stock	(8,515)	(8,007)	(16,974)	(22,518)
Tax benefit due to option exercises and restricted stock units vesting	1,409	314	5,227	1,424
Issuance of long-term debt	4	333	304	326
Cash dividends paid	(2,598)	(2,094)	(7,241)	(6,295)
Cash used in financing activities — continuing ops	(8,663)	(8,390)	(9,634)	(24,384)

Effect of exchange rate changes on cash and cash equivalents	1,815	(2,104)	5,521	(1,679)

Net increase in cash and cash equivalents	20,861	31,697	48,695	65,244

Cash and cash equivalents, beginning of period	183,155	121,362	155,321	87,815

Cash and cash equivalents, end of period	$204,016	$153,059	$204,016	$153,059

MAXIMUS, Inc.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended June 30,				Nine Months Ended June 30,
	2011	% (1)	2010	% (1)	2011	% (1)	2010	% (1)

Revenue:
Health Services	$141,788	100%	$127,307	100%	$409,578	100%	$385,226	100%
Human Services	96,508	100%	84,220	100%	269,948	100%	234,007	100%
Total	238,296	100%	211,527	100%	679,526	100%	619,233	100%

Gross Profit:
Health Services	35,459	25.0%	32,425	25.5%	108,056	26.4%	94,267	24.5%
Human Services	30,940	32.1%	24,588	29.2%	77,368	28.7%	65,472	28.0%
Total	66,399	27.9%	57,013	27.0%	185,424	27.3%	159,739	25.8%

Selling, general, and administrative expense:
Health Services	19,536	13.8%	17,916	14.1%	53,958	13.2%	49,527	12.9%
Human Services	16,032	16.6%	13,904	16.5%	43,834	16.2%	38,372	16.4%
Corporate/Other	(309)	NM	(162)	NM	(294)	NM	(25)	NM
Total	35,259	14.8%	31,658	15.0%	97,498	14.3%	87,874	14.2%

Operating income from continuing operations:
Health Services	15,923	11.2%	14,509	11.4%	54,098	13.2%	44,740	11.6%
Human Services	14,908	15.4%	10,684	12.7%	33,534	12.4%	27,100	11.6%
Consolidating adjustments	309	NM	162	NM	294	NM	25	NM
Subtotal: Segment Operating Income	31,140	13.1%	25,355	12.0%	87,926	12.9%	71,865	11.6%
Legal and settlement recovery (expense), net	(361)	NM	—	NM	(361)	NM	5,351	NM
Total	$30,779	12.9%	$25,355	12.0%	$87,565	12.9%	$77,216	12.5%

(1)	Percentage of respective segment revenue. Changes not considered meaningful are marked “NM.”

MAXIMUS, Inc.
Supplemental Pro Forma Diluted EPS from Continuing Operations
("Adjusted EPS")
FY 2010 and YTD FY 2011
(Unaudited)

					Total
	Q1 10	Q2 10	Q3 10	Q4 10	FY 10
Diluted EPS from continuing operations - GAAP basis	$0.40	$0.50	$0.45	$0.58	$1.93

Pro forma Adjustments:
Legal and settlement expense (recovery), net	0.01	(0.11)	-	-	(0.10)
Adjustment for taxation rate	0.02	(0.01)	0.01	(0.04)	(0.02)
Subtotal pro forma adjustments	0.03	(0.12)	0.01	(0.04)	(0.12)

Adjusted EPS from continuing operations	$0.43	$0.38	$0.46	$0.54	$1.81

	Q1 11	Q2 11	Q3 11
Diluted EPS from continuing operations	$0.50	$0.54	$0.56

Pro forma Adjustments:
Legal and settlement expense (recovery), net	-	-	-
Adjustment for taxation rate	-	-	-
Subtotal pro forma adjustments	-	-	-

Adjusted EPS from continuing operations	$0.50	$0.54	$0.56

CONTACT:
MAXIMUS
Lisa Miles, 800-MAXIMUS x11637